ORRICK, HERRINGTON & SUTCLIFFE


                                                                 (415) 773-5977


                                                               January 19, 1996


Keystone State Tax Free Fund - Series II
200 Berkeley Street
Boston, Massachusetts  02116-5034

         RE:  Keystone California Insured Tax-Free Fund

Ladies and Gentlemen:

         We have acted as special California counsel for Keystone State Tax Free Fund - Series II, a Massachusetts business trust (the "Fund"), concerning a Registration Statement of the Fund on Form N-1A (Registration Nos. 33-73730 and 811-8254) with respect to Shares of Beneficial Interest, without par value, in the series of the Fund designated as Keystone California Insured Tax-Free Fund, as indicated in the Registration Statement. We hereby consent to the filing of this letter as an exhibit to Amendment No. 3 to such Registration Statement and to the reference to our firm under the caption "Keystone California Insured Tax Free Fund Description of State and Local Tax Treatment" in Exhibit A to the prospectus which is a part of such Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                                              Very truly yours,

                                                 ORRICK, HERRINGTON & SUTCLIFFE

                                                      By: /s/Kenneth G. Whyburn
                                                          ---------------------

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                                BRYAN CAVE LLP

                                                               January 29, 1996

Keystone State Trax Free Fund -- Series II
200 Berkeley Street
Boston, MA  02116

         Re:  Keystone State Tax Free Fund - Series II
              ----------------------------------------

Ladies and Gentlemen:

     We have acted as special Missouri tax counsel to the Keystone State Tax Free Fund - Series II. With respect to Post-Effective Amendment Number 3 to the Registration Statement on Form N-1A of the Securities Act of 1933, as amended, we have viewed the material relative to Missouri taxes in the Registration Statement. Subject to such review, our opinion is delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Description of State and Local Tax Treatment." In giving such consent, we do not thereby admit we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended.


                                                     Very truly yours,

                                                 /S/ BRYAN CAVE

                                                     BRYAN CAVE LLP

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